EXHIBIT (h)



                     Administration Agreement
                  Accounting Services Agreement
                        Powers of Attorney




















                                      (68)

                     ADMINISTRATION AGREEMENT

This Agreement, dated as of the           7th          day of
        September        , 1986, made by and between The Elite
Group (The "Trust"), a business trust operating as an open-end investment company duly organized and existing under the laws of the state of
Massachusetts, and Fund/Plan Services, Inc. ("company"), duly organized and existing under the laws of the Commonwealth of Pennsylvania.

                         WITNESSETH THAT:

WHEREAS, the Trust consists of two Funds, namely the Income Fund and the Appreciation Fund; and

WHEREAS, Company has agreed to act as Transfer Agent of the Trust, as its Dividend Disbursing Agent, and as Administrator of the Plans of the Trust, and Company also has agreed to act for the Trust in other respects as hereinafter stated; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

          Company:  The term Company shall mean Fund/Plan
Services, Inc.

          Trust:  The term Trust shall mean The Elite Group.

          Share Certificates: The term Share Certificates shall mean the share certificates for the Shares of the Trust.

Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Trust in accordance with the share registry records of the Trust.

           Shares: The term Shares shall mean the issued and outstanding shares of the Trust.

           Oral Instruction: The term Oral Instruction shall mean an authorization, instruction, approval1 item or set of data, or information of any kind transmitted to the Company in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons believed in good faith by the Company to be a person or persons authorized by a resolution of the Board of Trustees of the Trust, to give Oral Instructions on behalf of the Trust.


                                      (69)

            Written Instruction: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Company in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by the Company to be the signature of a person authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions on behalf of the Trust.

      Section 2. The Trust hereby appoints Company as its Transfer, Redemption and Dividend Disbursing Agent and as Administrator of its Plans, and Company accepts such appointments and agrees to act in such capacities upon the terms set forth in this agreement.

                         TRANSFER AGENCY

      Section 3. The Trust shall furnish to Company as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Company. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Trust authorized by law or the by-laws of the Trust to sign Share Certificates and, if required, shall bear the Trust seal or a facsimile thereof.

      Section 4. Company as Transfer Agent, shall make original issues of Shares in accordance with Sections 14 and 15 below and with the Trust's Prospectus upon the written request of the Trust and upon being furnished with a certified copy of a resolution or resolutions of the Board of Trustees of Trust authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

           Section 5. Transfers of Shares shall be registered and new Share Certificates issued by Company upon surrender of outstanding Share Certificates
(i) in form deemed by Company to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial Bank, accompanied by (iii) such assurances as Company shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.


                                      (70)

           Section 6. When mail is used for delivery of Share Certificates Company shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by Company.

           Section 7. In registering transfers Company as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect Company and the Trust in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

           Section 8. Company as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Company and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

      Section 9. In case any officer of the Trust who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share
Certificates, Company as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Trust notwithstanding such death, resignation or removal; and the Trust shall file promptly with Company such approval, adoption or ratification as may be required by law.

      Section 10. Company will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. The Trust or its authorized agent is responsible to provide Company reports of Trust Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. Company is authorized to keep records, which will be part of the stock transfer records, as well as its records of the Plans, in which it will note the names and registered addresses of Shareholders and Planholders, and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder or Planholder will be assigned a single account number even though Shares held under each Plan and Shares for which Certificates have been issued will be accounted for separately. Whenever a Shareholder deposits Shares represented by Share Certificates in a Plan permitting the deposit of Shares thereunder, Company, as transfer agent, upon receipt of the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer); shall cancel such Share Certificates, debit the Shareholder's individual stock account and credit the Shares to the Unissued Share Certificate Account. Company, as Plan Administrator, shall credit the Shares so deposited to the proper Plan account.


                                      (71)

      Section 11. Company will issue Share Certificates for Shares of the Trust, only upon receipt of a written request from a Shareholder. In all other cases, the Trust authorizes company to dispense with the issuance and counter-signature of Share Certificates whenever Shares are purchased. In such case company as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever company has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Trust authorizes Company in such cases to process the transactions by appropriate entries in its share transfer records, and debiting of the Unissued Certificate Account and the record of issued Shares outstanding.

      Section 12. Company in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the Written Instructions of the Trust and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Company may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Trust, or upon the advice of counsel for the Trust or for Company. Company may record any transfer of Share Certificates which is believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Company in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Trust or to Company. The Trust agrees to indemnify and hold harmless Company from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

      Section 13. In case of any request or demand for the inspection of the share records of the Trust, Company as Transfer Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Company may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure so to do.


                                      (72)

                        ISSUANCE OF SHARES

Section 14. Prior to the daily determination of net asset value in accordance with the Trust's Prospectus, Company shall process all purchase orders received since the last determination of the Trust's net asset value. Company shall calculate daily the amount available for investment in Shares at the net asset value determined by the Trust as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Company as agent for the Shareholders and Planholders, shall place a purchase order daily with the Trust for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Trust in writing.

      Section 15. Company having made the calculations provided for in Section 14, shall thereupon pay over the net asset value of shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Company to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder and Planholder will be credited by Company to his separate Account. Company shall mail to each Shareholder and Planholder a confirmation of each purchase, with copies to the Trust if requested. Such confirmations will show the prior Share Balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                           REDEMPTIONS

      Section 16. Company shall, prior to the daily determination of net asset value in accordance with the Trust's Prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Company shall advise the Trust of the total number of shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Trust or its authorized agent shall then quote to Company the applicable net asset value, whereupon Company shall furnish the Trust with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Trust's Prospectus. The share registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder or Planholder shall be properly debited.


                                      (73)

      Section 17. The proceeds of redemption shall be remitted by Company in accordance with the Trust's Prospectus by check mailed to the Shareholder or Planholder at his registered address. If Share Certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a signature guarantee of a commercial bank, trust company, or a member firm of a national securities exchange shall accompany the redemption request. If Share Certificates have not been issued to the redeeming Shareholder, the signature of the Shareholder on the redemption request must be similarly guaranteed. The Trust may authorize Company to waive the signature guarantee in certain cases by Written Instructions.

  For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Trust shall provide Company, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                            DIVIDENDS

      Section 18. Upon the declaration of each dividend and each capital gains distribution by the Board of Trustees of the Trust, the Trust shall notify Company of the date of such declaration, the amount payable per share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

      Section 19. On or before each payment date the Trust will transfer, or cause the Custodian to transfer, to Company in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. Company will, on the designated payment date, automatically reinvest all dividends in additional shares except in cases where Shareholders have elected to receive Shares in cash, in which case Company will mail distribution checks to the Shareholders for the proper amounts payable to them.

                        GENERAL PROVISIONS

      Section 20. Company shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and the administration of the Plans and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and Planholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Company agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 any records relating to services provided under this Agreement which are required to be maintained by Rule 31a-1.


                                      (74)

      Section 21. In addition to the services as Transfer Agent, Dividend Disbursing Agent and Administrator as above set forth, Company will perform other services for the Trust as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing semi-annual reports of the Trust, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

      Section 22. Nothing contained in this Agreement is intended to or shall require Company in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which Company or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Company are open.

      Section 23. The Trust agrees to pay Company compensation for its services and to reimburse it for expenses, as set forth in Schedule A attached hereto, or as shall be set forth in amendments to such Schedule. The Fund authorizes the Company to debit the Fund's custody account for invoices which are rendered for the services performed for the transfer agent function. The invoices for the service will be sent to the Fund after the debiting with the indication that payment has been made.
 .
      Section 24. Company in acting for Planholders, or in any other capacity set forth in this Agreement, shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever in connection with the administration of the Plans, excepting only for taxes assessed against it in its corporate capacity arising out of its compensation hereunder.

      Section 25. The Trust shall indemnify Company and save it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement as Transfer Agent, Dividend Disbursing Agent and Administrator of Plans and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by Company in connection with any such action, suit, or claim except such as shall arise due to the negligence or willful misconduct of the Company. Company shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this agreement as Transfer Agent Dividend Disbursing Agent and Administrator of Plans, which, in the opinion of its counsel, may involve it in expense or liability, except as shall arise due to the negligence or willful misconduct of the Company, and the Trust shall, so often as reasonably requested, furnish Company with satisfactory indemnity against such expense or liability, and upon request of Company the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. Provided, however, that Company shall give the Trust notice, and reasonable opportunity to defend, any such action, suit, or claim, in the name of the Trust or Company or both.


                                      (75)

Without limitation of the foregoing:

      (a) Company may rely upon the advice of the Trust, or of counsel, may be counsel for the Trust or counsel for Company and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, Company shall not be liable to anyone.

      (b) Company shall not be liable for any action taken in good faith reliance upon any Written Instruction or certified copy of any resolution of the Board of Trustees of the Trust and Company may rely upon the genuineness of any such document or copy thereof believed in good faith by the Company to have been validly executed.

      (c) Company may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Trust or other proper party or parties.

      Section 26. Company is authorized, upon receipt of Written Instructions from the Trust, to make payment upon redemption of Shares authorized by Written Instruction of the Trust without a signature guarantee. The Trust hereby agrees to indemnify and hold Company its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Company upon redemption of Shares authorized by Written Instruction of the Trust without a signature guarantee and upon the request of Company the Trust shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Company shall notify the Trust of any such action, suit or claim within 30 days after receipt by Company of notice thereof.

      Section  27. The Trust shall  promptly  cause to be turned over to Company
(i) an accurate list of Shareholders of the Trust showing the proper registered address and number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certificated share accounts, (ii) all records relating to Plans, including original applications signed by the Planholders and original plan accounts recording payments, deductions, reinvestments, withdrawals and liquidations, and (iii) all shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by the Company under this Agreement (hereinafter called "Materials") and hereby agrees to indemnify and hold the Company, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the trust to provide any portion of such or to provide any information needed by the Company to knowledgeably perform its functions.


                                      (76)

      Section 28. The Trust shall file with Company a certified copy of each resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as defined in Section 1 of this Agreement. The following additional terms, for purposes of this Agreement or any amendment of supplement thereto, shall have the meanings herein specified unless the context otherwise requires:

          Plan: The term Plan shall include such investment plan, dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the prospectus of the Trust, in form acceptable to Company, which the Trust may from time to time adopt and make available to its Shareholders, including plans or accounts by self-employed individuals or partnerships.

           Planholder: The term Planholder shall mean a Shareholder, who, at the time of reference, is participating in a Plan, and shall include any underwriter, representative or broker-dealer.

      Section 29. This Agreement may be amended from time to time by a supplemental agreement executed by the Trust and the Company.

      Section 30. Either the Trust or Company may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

      Section 31. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:


                                      (77)

                  If to the Trust:

                  The Elite Group
                  914 18th Avenue East
                  Seattle, WA  98112
                        Attention: Richard S. McCormick Chairman and President

                  If to the Company

                  Fund/Plan Services, Inc.
                  P.O. Box 874
                  Conshohocken, PA  19428
                        Attention:  E. F. Heffernan, Jr.

      Section 32. The Trust represents and warrants to Company that the execution and delivery of this Administration Agreement by the undersigned officers of the Trust has been duly and validly authorized by resolution of the Board of Trustees of the Trust.

      Section 33. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 34. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Company or by Company without the written consent of the Trust, authorized or approved by a resolution of its Board of Trustees.

      Section 35. This Agreement shall be governed by the laws of the Common-wealth of Pennsylvania.




                                      (78)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.
                                                    The Elite
Group

                                              By    s/s Richard
McCormick

(SEAL)
Attest      s/s  Barbara  A. Hoff


                                    Fund/Plan
Services, Inc.


                                                By        s/s E.
S. Heffernorfer


(SEAL)                                          Attest     s/s
J. Kantor





                                      (79)

Fund/Plan Services Inc.
           A FinDaTex,  Inc. company      P.O. Box 8070
Philadelphia Pennsylvania 19101(215) 786-6500
                                                   August 13, 1986


                          THE ELITE FUND

                     MUTUAL FUND FEE SCHEDULE
  SEMI-ANNUAL DIVIDEND INCLUDING ONE CAPITAL GAIN DISTRIBUTION *

Transfer Agent, Dividend Disbursing Agent and Shareholder
Accounting Agent

$7.20 Per Shareholder Account (1/12 payable monthly); Minimum monthly fee of $720.00

Services:
o     Opening new accounts
o     Processing all payments
o     Issuing and cancelling certificates
o     Processing partial and complete redemptions
           Regular and legal transfers of accounts
o     Mailing up to four reports annually
o Processing 2 dividends and 1 capital gain distribution annually, if any. This includes mailing of cash dividends and/or preparing statements to
       shareholders for
      reinvested distributions.
o Blue Sky Reports. This indicates shares sold to investors in various States. There is also a "warning system" that informs the Fund when they are within a certain percentage of the shares registered in the State, or within a certain time period when the registration statement is up for renewal.

Account Maintenance:

1. Maintaining shareholder records of certificate and whole and fractional unissued ("Book") shares 2. Changing shareholders' addresses 3. Daily or periodic reports on numbers of shares, accounts etc. 4. Supplying an annual stockholder list 5. Preparation of Federal Tax Information Forms and 1042S preparation 6. Replying to shareholder correspondence other than that for Fund performance or Fund-related inquiries

Optional Services:

There are also optional services available. Fees and descriptions for any of these services will be provided upon request.

In addition, all out-of-pocket expenses shall be separately charged, expenses such as: postage, stationery, retention of records, mailing, insurance, conversion, etc. and expenses in the development of Agreements between the Client and Fund/Plan Services, Inc.

*This schedule also applies to Annual Dividend Payers and will be assessed to each Portfolio.




                                      (80)

Fund/Plan Services, Inc.
a  FinDaTex,   Inc. company P.O. Box 874 Conshohocken
Pennsylvania 19428 (215) 834-3500

                         October 31, 1990
Mr. Richard McCormick, President
The Elite Group
1206 IBM Building
Seattle,  WA  98101

Dear Dick:

This letter is to confirm our discussion of October 30, 1990, in which we discussed new fees for our Custody and Transfer Agent services. As you know, we have worked with you to maintain low fees for your Funds and last visited this process in April of 1989, wherein we reduced the Transfer Agent minimum from $800 to $600 with a review to occur in October, 1989. We did not increase the fees at that time.

The new schedule effective January 1, 1991 for both Funds is as follows:

                         Transfer Agency

          $ 9.60/Account/Year (unchanged)
          Minimum Monthly Fee of $1,000.

                             Custody
      .00065 On the First $10 Million of Average Net Assets .00035 On the Next $ 20 Mill ion of Average Net Assets .00025 On the Next $ 20 Million of Average Net Assets .000175 On the Next $ 50 Million of Average Net Assets .00015 On the Next $150 Million of Average Net Assets .000125 Over $250 Million of Average Net Assets

          Minimum Annual Fee of $3,000 Per Portfolio

          Security Transactions:
            Book Entry Trades     - $14.00
           Physical Trades        - $24.50
            NOW Account Transactions- $  8.00  (reduced from
$12)

We value your business and I trust that you can appreciate our commitment to excellent quality service.

Very truly yours,

  /s/ Richard D. May
Richard D. May,
Senior Vice President

RDM: 10/38


                                      (81)

                  ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT, dated as of the 12 day of July, 1993 made by and between The Elite Group (the "Trust") a business trust operating as an open-end management investment company, duly organized and existing under the laws of the Commonwealth of Massachusetts, and Fund/Plan Services, Inc. (the "Company") a corporation duly organized and existing under the laws of the State of Delaware.

                         WITNESSETH THAT:

          WHEREAS, the Trust consists of two series of portfolios, at present namely: The Elite Income Fund and The
Elite Growth & Income Fund (the "Funds").

          WHEREAS, the Trust desires to appoint the Company as its Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Funds as set forth in Section 3 of this Agreement (the "Accounts and Records") and to perform certain other functions in connection with such accounts and records; and

          WHEREAS, the Company is willing to perform such functions upon the terms and conditions set forth below; and

          WHEREAS, the Trust will cause to be provided certain information to the Company as set forth below; and

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

          Section 1. The Trust shall promptly turn over to the Company such of the Accounts and Records previously maintained by or for it as are necessary for the Company to perform its functions under this Agreement. The Trust authorizes the Company to rely on such Accounts and Records turned over to it and hereby indemnifies and holds the Company, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Accounts and Records or in the failure of the Trust to provide any portion of such or to provide any information needed by the Company to knowledgeably perform its functions.


                                      (82)

          The Company shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to the Company, to the extent such matters are disclosed to the Company or are discovered by it and are relevant to its performance of its functions under this Agreement, however, the Company expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Trust shall provide the Company with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Trust agrees to pay the Company on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

          Section 2. For purposes of this Agreement, the terms Oral Instructions and Written Instructions shall mean:

          Oral Instructions: The term Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Company in person or by telephone, telegram, telecopy, or other mechanical or documentary means lacking a signature, by a person or persons believed in good faith by the Company to be a person or persons authorized by a resolution of the Board of Trustees of the Trust, to give Oral Instructions on behalf of the Funds.

          Written Instructions: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to the Company in original writing containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature believed in good faith by the Company to be the signature of a person authorized by a resolution of the Board of Trustees of the Trust to give Written Instructions on behalf of the Funds.

      The Trust shall file with the Company a certified copy of each resolution of its Board of Trustees authorizing execution of Written Instructions or the transmittal of Oral Instructions as provided above.

Section 3. To the extent it receives the necessary information from the Fund or its agents by Written or Oral Instructions, the Company shall maintain and keep current the following Accounts and Records relating to the business of the Funds, in such form as may be mutually agreed to between the Trust and the
Company:


                                      (83)

                        (a)   Cash Receipts Journal
                        (b)   Cash Disbursements Journal
                        (c)   Dividends Paid and Payable Schedule
                        (d)   Purchase and Sales Journals -
                              Portfolio Securities
                        (e)   Subscription and Redemption Journals
                        (f)   Security Ledgers - Transaction
                              Report and Tax Lot Holdings Report
                        (g)   Broker Ledger - Commission Report
                        (h)   Daily Expense Accruals
                        (i)   Daily Interest Accruals
                        ())   Daily Trial Balance
                        (k)   Portfolio Interest Receivable and
                              Income Journal
                        (1)   Portfolio Dividend Receivable and
                              Income Register
                        (m)   Listing of Portfolio Holdings -
                              showing cost, market value and
                              percentage of portfolio comprised
                              of each security.

The necessary information to perform the above functions and the calculation of the Funds' net asset values as provided below, is to be furnished by Written or Oral Instructions to the Company daily (in accordance with the time frame identified in Section 8) prior to the close of trading on the New York Stock Exchange.

Section 4. The Company shall perform the ministerial calculations necessary to calculate the Funds' net asset values daily, in accordance with the Trust's current Prospectus and utilizing the information described in this Section. Portfolio items for which market quotations are available by the Company's use of an automated financial information service ("Service") shall be based on the closing prices of such Service except where the Trust has given or caused to be given specific Written or Oral Instructions to Utilize a different value. All of the portfolio securities shall be given such values as the Trust provides by Written or Oral Instructions including all restricted securities and other securities requiring valuation not readily ascertainable solely by such Service. The Company shall have no responsibility or liability for the accuracy of prices quoted by such Service; for the accuracy of the information supplied by the Trust; or for any loss, liability, damage, or cost arising out of any inaccuracy of such data. The Company shall have no responsibility or duty to include information or valuations to be provided by the Trust in any computation unless and until it is timely supplied to the Company in usable form.


                                      (84)

Section 5. For all purposes under this Agreement, the Company is authorized to act upon receipt of the first of any Written or Oral Instruction it receives from the Trust or its agents on behalf of the Funds. In cases where the first instruction is an Oral Instruction that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where the Company receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Trust shall cause the broker/dealer to send a written confirmation to the Company. The Company shall be entitled to rely on the first Instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Trust, provided however, that in the event a Written or Oral Instruction received by the Company is countermanded by a timely later Written or Oral Instruction received by the Company prior to acting upon such countermanded Instruction, the Company shall act upon such later Written or Oral Instruction. The sole obligation of the Company with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or broker/dealer written confirmation shall be to make reasonable efforts to detect any such discrepancy between the original Instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at the Trust's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and to the extent such action requires the Company to act the Trust shall give the Company specific Written Instruction as to the action required.

Section 6. The Trust shall cause the Funds' Custodian to forward to the Company a daily statement of cash and portfolio transactions and, at the end of each month, the Trust shall cause the Funds' Custodian to forward to the Company a monthly statement of portfolio transactions, which will be reconciled with the Company's Accounts and Records maintained for the Funds. The Company will report any discrepancies to the Custodian, and report any unreconciled items to the Trust.

Section 7. The Company shall promptly supply daily and periodic reports of the Funds as requested by the Trust and agreed upon by the Company.

Section 8. The Trust shall provide and shall require each of its agents (including without limitation its Transfer Agent and its Custodian) to provide the Company as of the close of each business day, or on such other schedule as the Trust determines is necessary, with Written or Oral Instructions (to be delivered to the Company by 11:00 AM Eastern Time the next following business day) containing all data and information necessary for the Company to maintain the Funds' Accounts and Records and the Company may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. The Trust is responsible to provide or cause to be provided to the Company reports of share purchases, redemptions, and total shares outstanding on the next business day after each net asset valuation.


                                      (85)

Section 9. The Accounts and Records, in the agreed upon format, maintained by the Company shall be the property of the Trust, and shall be made available to the Trust promptly upon request and shall be maintained for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended. The Company shall assist the Trust's independent auditors, or upon approval of the Trust, or upon demand, any regulatory body, in any requested review of the Funds' Accounts and Records but shall be reimbursed for all expenses and employee time invested in any such review of the Funds' Accounts and Records outside of routine and normal periodic review and audits. Upon receipt from the Trust of the necessary information, the Company shall supply the necessary data for the Trust or accountant's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as the Trust and the Company shall agree upon from time to time.

Section 10. In case of any request or demand for the inspection of the Share records of the Funds, Company, as Accounting Services Agent, shall endeavor to notify the Trust and to secure instructions as to permitting or refusing such inspection. However, Company may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

Section 11. The Company and the Trust may from time to time adopt such procedures as they agree upon in writing, and the Company may conclusively assume that any procedure approved by the Trust or directed by the Trust, does not conflict with or violate any requirements of its Prospectus, Declaration of Trust, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Trust shall be responsible for notifying the Company of any changes in regulations or rules which might necessitate changes in the Company's procedures, and for working out with the Company such changes.

Section 12. (a) The Company, its directors, officers, employees, shareholders, and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except losses resulting from willful misfeasance, bad faith or gross negligence on the part of the Company in the performance of its obligations and duties under this Agreement.
      (b) Any person, even though also a director, officer, employee, shareholder or agent of the Company, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Company's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of the Company even though paid by it.


                                      (86)

                 (c) Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless the Company, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by the Company in good faith hereunder; (ii) in reliance upon any certificate, instrument, order or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (iii) any action taken or omitted to be taken by the Company in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of the Company or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.
                 (d) The Company shall give written notice to the Trust within ten (10) business days of receipt by the Company of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. However, the failure to notify the Trust of such written assertion or claim shall not operate in any manner whatsoever to relieve the Trust of any liability arising from this Section or otherwise, except to the extent failure to give notice prejudices the Trust.
                 (e) For any legal proceeding giving rise to this indemnification, the Trust shall be entitled to defend or prosecute any claim in the name of the Company at its own expense and through counsel of its own choosing if it gives written notice to the Company within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, the Company may participate in the litigation at its own expense through counsel of its own choosing. If the Trust does choose to defend or prosecute such claim, then the parties shall cooperate in the defense or prosecution thereof and shall furnish such records and other information as are reasonably necessary.
                 (f) The Trust shall not settle any claim without the Company's express written consent which shall not be unreasonably withheld. The Company shall not settle any claim without the Trust's express written consent which shall not be unreasonably withheld.


                                      (87)

          Section 13. All financial data provided to, processed by, and reported by the Company under this Agreement shall be stated in United States dollars. The Company shall have no obligation to convert to, equate, or deal in foreign currencies or values, and expressly assumes no liability for any currency conversion or equation computations relating to the affairs of the Trust.

          Section 14. The Trust agrees to pay Company compensation for its services and to reimburse it for expenses, as set forth in Schedule B attached hereto, or as shall be set forth in amendments to such Schedule approved by the Trust and the Company. The Trust authorizes the Company to debit the Funds' Custody accounts for invoices which are rendered for the services performed for the accounting agent function. The invoices for the service will be sent to the Trust after the debiting with the indication that payment has been made.

          Section 15. Nothing contained in this Agreement is intended to or shall require the Company, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which the New York Stock Exchange is open. Not withstanding the foregoing, the Company shall compute the net asset value of each Fund on each day required pursuant to Rule 22c-1 promulgated under the Investment Company Act of 1940, as amended.

          Section 16. (a) The term of this Agreement shall be for a period of three (3) years, commencing on the date hereof and shall continue in force from year to year thereafter, but only so long as such continuance is approved, (1) by the Company, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.
                 (b) The fee schedule will be fixed for a two (2) year period from the date of the Agreement. After the two (2) year period, the fee will be subject to annual review.
                 (c) The Trust or the Company may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, not less than one hundred twenty (120) days after the giving of the notice. Upon the effective termination date, the Trust shall pay to the Company such compensation as may be due as of the date of termination and shall likewise reimburse the Company for any out-of-pocket expenses and disbursements reasonably incurred by the Company to such date.

                                      (88)

(d) In the event that in connection with termination of this Agreement a successor to any of the Company's duties or responsibilities under this Agreement is designated by the Trust by written notice to the Company, the Company shall, promptly upon such termination and at the expense of the Trust, transfer all Required Records and shall cooperate in the transfer of such duties and responsibilities.
                 (e) The Trust acknowledges that in order for the Company to perform the services contemplated hereunder, Company has made and will make significant investments of time and money. If this Agreement is terminated for reasons other than a material breach by the Company prior to the expiration of the initial term of this Agreement, the Trust will pay the Company ten percent (10%) of the minimum fees remaining for the unexpired term of the Agreement.

Section 17. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid to the respective parties as follows:

                                  If to the Trust:
                                  The Elite Group
                                  1206 IBM Building
                                  Seattle, WA 98101
                              Attention:  Richard S. McCormick,
                                  President

                                  If to the Company:
                                  Fund/Plan Services, Inc.
                                  2 West Elm Street
                                  Conshohocken, PA 19428
                              Attention:  James W. Stratton,
                                  President

          Section  18.  This  Agreement  may be  amended  from  time  to time by supplemental agreement executed by the Trust and the Company and the compensation stated in Schedule B attached hereto may be adjusted accordingly as mutually agreed upon.

      Section 19. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

      Section 20. This Agreement sets forth the entire understanding of the parties with respect to the provisions contemplated hereby, and supersedes any and all prior agreements, arrangements and understandings relating to such services.


                                      (89)

      Section 21. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

      Section 22. No provision of this Agreement may be amended or modified, in any manner nor will any such modification be binding except by a written agreement properly authorized and executed by both Fund/Plan and New Alternatives

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written:

ATTEST                                     THE ELITE GROUP



___/s/________________________________     By:      /s/
Richard McCormick
                                           Name:   Richard
McCormick
                                           Title:      President



ATTEST                                     FUND/PLAN SERVICES,INC.



        /s/  Janet  N. Davis
By:                /s/ James W.
Stratton
                                                    James W.
Stratton
                                Title: President






                                      (90)

                            SCHEDULE A

                     ACCOUNTING SERVICES UNIT
              BASIC ASSUMPTIONS FOR THE ELITE GROUP

                      The Elite Income Fund
                  The Elite Growth & Income Fund


      The Fund/Plan Accounting Services Unit (ASU) is pleased to offer The Elite Group ("Elite") (the "Fund") the comprehensive level of service necessary for proper portfolio accounting and valuation.

      The Accounting Fees as proposed, are based on certain assumptions made upon review of the Fund's November 19, 1991 Prospectus and Statement of Additional Information, September 30, 1992 Annual Report, as well as trade volumes and account information of October and November, 1992 as well as discussions with and information received from Richard McCormick. To the extent these assumptions and requirements should change, fee revisions may be necessary.

Basic Assumptions

1) The Fund's Administrator will complete all necessary prospectus and compliance reports (Sub-Chapter "M"), as well as monitoring of the various limitations and restrictions.

2) The Fund's security trading activity will remain comparable to the statistics identified by Richard McCormick, i.e., which approximate October and November 1992 volumes for each Fund.

3) The number of securities and portfolio asset composition in each Fund will remain comparable to that identified by the 11/30/92 portfolio investments.

4) Each Fund has a tax year-end which coincides with its fiscal year-end. No additional accounting requirements are necessary to identify or maintain book-tax differences.

       To the extent tax accounting for certain securities differs from the book accounting, it will be done by the Fund's Administrator or the Fund's
       Independent Accountant. We would recommend book/tax differences be minimized.

5) The Fund would foresee no difficulty in using Fund/Plan's standard current pricing agents for domestic equity, bond and ADR securities. We currently use Quotron Systems, Inc. for domestic equities and listed ADR's, and Muller Data Corporation for bonds.

      It is assumed that the Accounting Unit will work closely with Elite to ensure the accuracy of the Funds' NAV, and to obtain the most satisfactory pricing sources and specific methodologies prior to the actual conversion date.


                                      (91)

6) To the extent the Fund requires dally security prices (limited in number) from specific brokers for domestic securities, these manual prices will be obtained by the Fund's Investment Advisors (or brokers) and faxed to ASU by approximately 4:00 PM Eastern time for inclusion in the NAV calculations. Elite will supply ASU with the appropriate pricing contacts for these manual quotes.

      Based on our current clients' experience, we believe the Fund's Investment Advisor will have better success in obtaining accurate and timely broker quotes on a more consistent basis than Fund/Plan Services.

7) To the extent the Fund should ever purchase/hold open-end registered investment companies (RIC's), procedural discussions should take place between ASU and Fund management clarifying the appropriate pricing and dividend rate sources. Depending on the methodologies selected by the Fund, additional fees may apply.

8) ASU will supply dally Portfolio Valuation Reports (via fax) to the Fund's Investment Advisor or manager identifying current security positions, original/amortized cost, security market values and changes in unrealized appreciation/depreciation.

      It will be the responsibility of the Fund's Investment Advisor to review these reports and to promptly notify ASU of any possible problems, trade discrepancies, incorrect security prices, or corporate action/capital change information discrepancies that could result in a misstated Fund NAV.

9) The Fund does not expect to invest in Futures or Foreign (non-US dollar denominated) Securities. To the extent these investment strategies should change, additional fees will apply after the appropriate procedural discussions have taken place between ASU and Fund management. (Advance notice is requested should the Fund commence trading in these investments.)

10) It is assumed for all debt issues that the Advisor will supply the Accounting Unit with critical income information such as accrual methods, interest payment frequency details, coupon payment dates, floating rate reset dates, and complete security descriptions with issue types and cusip numbers. If applicable, for proper income accrual accounting, ASU will look to the Fund's Advisor to supply PSA and related cash flow models for the mortgage/asset-backed securities and lO/PO positions held in the Fund.


                                      (92)

11) It is assumed that the custodian will provide the Accounting Unit with daily custodian statements reflecting all prior day cash activity on behalf of each portfolio by 8:30 AM Eastern time. Complete and clear descriptions of any postings, inclusive of cusip numbers, interest/dividend payment dates, capital stock details, expense authorizations, beginning/ending balances, etc. will be provided by the custodian's reports or system.

12) It is assumed that the custodian will handle and report on all settlement problems, failed trades and resolve unsettled dividends/interest/paydowns and capital changes. Additionally, the custodian will process all applicable capital change paperwork based upon advice from Elite. ASU will supply segregated Trial Balance reporting and supplemental reports to assist in this process.

13) With respect to Mortgage/Asset-Backed securities such as GNMA's, FHLMC's, FNMA's, CMO's, ARM's, etc., the Custodian (or a client supplied source) will provide ASU with current principal repayment factors on a timely basis in accordance with the appropriate securities' schedule. Income accrual adjustments (to the extent necessary) based upon initial estimates will be completed by ASU when actual principal/income payments are collected by the Custodian.

14) To the extent applicable, Accounting will maintain US dollar denominated qualified covered call options and index options reporting on the daily Trial Balance and value the respective options and underlying positions daily. To the extent tax classifications are required, they will be done by the Fund's Administrator or Independent Accountant.

15) To the extent the Fund should establish a Line of Credit in segregated accounts with the custodian for temporary administrative purposes, and/or leveraging/hedging the portfolio, the investment advisor will complete the appropriate paperwork/monitoring for segregation of assets and adequacy of collateral. Accounting will reflect appropriate Trial Balance account entries and interest expense accrual charges on the daily Trial Balance adjusting as necessary at month-end.

16) The Fund does not currently expect to participate in Security Lending, Leveraging, Precious Metals, or Short Sales within their portfolio securities. To the extent they do so in the future, additional fees will apply.

17) Fund management will supply ASU with portfolio specific expense accrual procedures and monitor the expense accrual balances for adequacy based on outstanding liabilities monthly. The Fund's Administrator will promptly communicate to the Accounting Unit any adjustments needed.


                                      (93)

18)   Specific  deadlines  and  complete  Fund  supplied   information  will  be
      identified for all security trades in order to minimize any settlement problems, NAV miscalculations or income accrual adjustments.

      Trade Authorization Forms, with the appropriate officer's signature, should be faxed to the ASU on all security trades placed by the Fund no later than settlement date by 11:30 AM Eastern time for money market issues (It is assumed trade date equals settlement date for money market issues.), and by 11:30 AM Eastern time on trade date plus one for non-money market securities. Receipt of trade information within these identified deadlines may be via telex, fax, or on-line system access.

      Money market trades can be communicated directly to the Custody Administrator by the investment advisor. The Custody Administrator will then supply ASU with the trade details in accordance with the above stated deadlines.

      CUSIP numbers and/or ticker symbols for all US dollar denominated trades will be supplied by the Investment Advisor via the Trade Authorization. If appropriate, Accounting will supply the investment advisor with recommended trade ticket documents to minimize receipt of incomplete information. We would find it difficult to be responsible for NAV changes that resulted from incomplete information about a trade.

19) To the extent Elite utilizes Purchases In-Kind as a method for shareholder subscriptions, ASU will provide Elite with recommended procedures to properly handle and process security in-kinds. Should Elite prefer procedures other than those provided by Fund/Plan Services, additional fees may apply. (Discussions must take place in advance between Fund/Plan Services and Elite to clarify the appropriate In-Kind operational procedures to be followed.)

20) As described on the Fee Schedule, ASU will perform the SEC Yield on a monthly basis for the Elite Income Fund only. It is assumed that the Fund's Investment Advisor or Administrator will complete the applicable performance, and rate of return calculations as required by the SEC for the Fund.

21) With respect to amortization and accretion requirements for the debt issues in the Fund, the ASU Investment Accounting System (IAS) offers a very comprehensive and fully automated level of support. We are capable of reflecting market discounts and acquisition premiums either utilizing the straight-line or yield-to- maturity (scientific) method.

                                      (94)

      It  is  extremely  important  that  the  Fund's  requirements  and  proper amortization procedures be clarified prior to conversion. ASU, Fund management, and the Fund's independent accountant should review pre-conversion system reports to ensure that IAS calculated amortization amounts are in agreement with any schedules prepared by the auditors for all appropriately held debt issues as of the date last calculated.

      It is assumed that the Fund will not hold any issues with Original Issue Discounts (OID). It is our position that OID is a tax requirement and, as such, not necessarily reflected on the books of the Fund. ASU's current clients have not required any OID support. To the extent the Fund should, in the future, own securities with OID, it is expected that the Fund's auditors will complete the necessary OID adjustments for financial statements and/or tax reporting.

22) The Fund is not currently expected to issue separate classes of shares. To the extent they do so, additional fees will be negotiated.






                                      (95)

                            SCHEDULE A

                     ACCOUNTING SERVICES UNIT
          ACCOUNTING & PORTFOLIO VALUATION SERVICES FOR
                         THE ELITE GROUP

                      The Elite Income Fund
                  The Elite Growth & Income Fund


                    Daily Accounting Services
 1)   Calculate Net Asset Value Per Share:
      o Update the daily market value of securities held by the Fund using Fund/Plan
            Services' standard agent for pricing domestic equity and bond securities. The standard equity pricing service is Quotron Systems, Inc. and Muller Data
            Corporation is used for bond prices.
      o If necessary, enter manual prices supplied by client and/or broker.
      o Prepare NAV proof sheet. Review components of change in NAV for reasonableness.
      o Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by client. Verify US dollar security prices exceeding variance levels by notifying client and pricing sources of noted variances.
      o Review for ex-dividend items indicated by pricing sources; trace to general ledger for agreement.
      o Communicate required pricing information (NAV) to Elite, Transfer Agent and, electronically, to NASDAQ.
 2)   Determine and Report Cash Availability to Fund by 9:30 AM
Eastern Time:
      o Receive daily cash and transaction statements from the Custodian by 8:30 AM
            Eastern time.
      o Receive daily shareholder activity reports from the Fund's Transfer Agent by
            8:30 AM Eastern time.
      o Fax hard copy Cash Availability calculations with all details to client.
      o     Supply client with 5-day cash projection report.
      o Prepare and complete daily bank cash reconciliations including documentation of any reconciling items and notify the custodian/Elite.

          3)Reconcile and Record All Daily Expense Accruals:
      o Accrue expenses based on client supplied budget either as percentage of Fund's net assets or specific dollar amounts.
      o If applicable, monitor expense limitations established by Elite.
      o If applicable, accrue daily amortization of organizational expense.
      o If applicable, complete daily accrual of l2~)l expenses.

                                      (96)

4)    Verify and Record All Daily Income Accruals for Debt Issues:
Review and verify all system generated Interest and Amortization reports. Establish unique security codes for bond issues to
permit segregated Trial Balance income reporting.
5)     Monitor Domestic Securities Held for Cash Dividends.
corporate actions and capital
       changes such as splits, mergers, spinoffs, etc. and
process appropriately.
       o     Monitor electronically received information from
Muller       Data Corporation for all domestic securities.
       o     Review current daily security trades for dividend
activity.
       o     Interface with Custodian to monitor timely
collection and postings of corporate
             actions and dividends.
6)     Enter All Security Trades on Investment Accounting System
(IAS) based on written
       instructions from Elite or custodian.
       o     Review system verification of trade and interest
calculations.
       o     Verify settlement through the Custodian statements.
       o     Maintain security ledger transaction reporting.
       o     Maintain tax lot holdings.
       o     Determine realized gains or losses on security
trades.
       o     Provide complete broker commission reporting.
7)     Enter All Fund Share Transactions on lAS:
       o     Process activity identified on the Transfer Agent
reports.
       o     Verify settlement through the Custodian statements.
       o     Reconcile to the Fund/Plan Services' Transfer Agent
report balances.
8)     Prepare and Reconcile/Prove Accuracy of the Daily Trial
Balance (listing all asset,
       liability, equity, income and expense accounts)
       o     Post manual entries to the general ledger.
      o      Post custodian bank activity.
      o     Post shareholder and security transactions.
      o     Post and verify system generated activity, i.e.,
income and expense accruals.
      o     Prepare general ledger net cash proof used in NAV
calculation.
9)    Review and Reconcile With Custodian Statements:
      o Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the Custodian.)
      o     Post all cash settlement activity to the Trial
Balance.
      o     Reconcile to ending cash balance accounts.
      o     Clear IAS subsidiary reports with settled amounts.
      o     Track status of past due items and failed trades
handled by the Custodian.
10)   Submission of Daily Accounting Reports to Elite:
(Additional reports readily available.)
      o     Trial Balance
      o     Portfolio  Valuation (listing inclusive of holdings,  costs,  market
            values,  unrealized   appreciation/depreciation  and  percentage  of
            portfolio comprised of each security).
      o     NAV Calculation Report
      o     Cash Availability
      o   5-Day Cash Projection Report
                   Monthly Accounting Services

                                      (97)

1) Full Financial Statement Preparation (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to client by 10th business day.
2)    Submission of Monthly Automated IAS Reports to Fund:
       o     Security Purchase/Sales Journal
       o     Interest and Maturity Report
       o     Brokers Ledger (Commission Report)
       o     Security Ledger Transaction Report with Realized
Gains/Losses
       o     Security Ledger Tax Lot Holdings Report
       o     Additional reports available upon request.
3)        Reconcile Accounting Asset Listing to Custodian Asset
Listing
      Report any security balance discrepancies to the custodian/Elite.
4)        Provide Monthly Analysis and Reconciliation of
Additional Trial Balance Accounts,
      such as:
      o     Security cost and realized gains/losses
      o     Interest/dividend receivable and income
      o     Payable/receivable for securities purchased and sold
      o Payable/receivable for fund shares; issued and redeemed
      o     Expense payments and accruals analysis
  5)   If Appropriate. Prepare and Submit to Elite:
       o SEC yield reporting (non-money market funds with domestic and ADR securities only).
       o     Income by state reporting
       o     Standard Industry Code Valuation Report
       o     Alternative Minimum Tax Income segregation schedule

           Annual (and Semi-Annual) Accounting Services

1) Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

2) Provide NSAR Repovtn2 (Accountin~ Ouestions): If applicable, answer the following items: 2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43,
      53, 55, 62, 63, 64B, 71, 72, 73, 74, 75, 76






                                      (98)

                            SCHEDULE B

                         FEE SCHEDULE FOR
                     THE ELITE GROUP OF FUNDS

  (All fees are quoted for a period of 90 days and will be for a term of two (2)
                 years from date of conversion.)


     FUND ACCOUNTING AND PORTFOLIO VALUATION FEES:
     (US Dollar Denominated Securities Only)
     I.A.    Elite Growth & Income Fund

             Annual Fee Schedule Per  Portfolio:  (1/12th  payable
             monthly)
            $36,000      Minimum to    $ 20 Million of Average
Net Assets
             .0004       On Next     $ 40 Million of Average Net
Assets
             .0003       On Next     $ 50 Million of Average Net
Assets
             .0001       Over        $110 Million of Average Net
Assets

       B. Elite Income Fund

                       Annual Fee Schedule Per Portfolio: (1/12th
             payable monthly)
                       $12,000          Minimum to    $ 20
             Million of Average Net Assets
             .0004       On Next     $ 40 Million of Average Net
Assets
             .0003       On Next     $ 50 Million of Average Net
Assets
             .0001       Over        $110 Million of Average Net
Assets

This schedule is based on the assumption that Fund/Plan Services, Inc. will provide Fund Accounting to the two portfolios described above. If the status of either of these portfolios changes, it will be necessary to revise the fee schedule.

It is assumed that the Fund's Administrator will complete all necessary Sub-Chapter "M" compliance reports, as well as monitoring of the various Prospectus limitations and restrictions.

II. Pricing Service Quotation Fee: (Based on individual Cusip or security identification numbers.)
       A)    Muller Data Corporation * (if applicable)
             * Based on current vendor costs, subject to change.
             GNMA Quotes                        $ .25 per Quote
per Bond
             Government/Corporate Short &
                  Long Term Quotes              $ .50 per Quote
per Bond
             Tax-Exempt Short & Long Term Quotes$ .55 per Quote
per Bond
             Tax-Exempt Variable Rate Change
                  Information                   $ .55 per Rate
Change per Issue
           Minimum Weekly File Transmission is Assumed

July 9, 1993                        Page #1           Fund/Plan Services, Inc.




                                      (99)

                      Fee Schedule - Page #2
                     The Elite Group of Funds


            There will be no charge for the domestic dividend and capital change information transmitted daily to Fund/Plan Services from Muller Data Corporation.

      B)    Quotron Systems, Inc.

            There will be no charge for the domestic security prices supplied by Quotron Systems, Inc.


III.                                                SEC Yield
Calculation:

                 (There will be no charge for monthly SEC Yield Calculation for the Elite Income Fund.)

                Provide up to 12 reports per year for the Elite Income Fund to reflect the yield calculations for non-money market funds required by the SEC. (US dollar denominated securities only).


                            OUT-OF-POCKET EXPENSES

The Funds will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, unusual expenses incurred while establishing viable agreements between the Funds and Fund/Plan Services, etc. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.


                            ADDITIONAL SERVICES

To the extent the Funds commence using investment techniques such as Security Lending, Short Sales, Futures, Leveraging, Precious Metals and/or foreign trading, additional fees will apply.

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any enhanced services or reports will be quoted upon request.








July 9, 1993                        Page #2           Fund/Plan Services, Inc.




                                     (100)

                        POWERS OF ATTORNEY



                                     (101)

                         THE ELITE GROUP

                        POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of the Elite Group hereby appoints Richard S. McCormick his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-lA for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments) , and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents arid purposes as the undersigned might or could do, the undersigned hereby ratifying arid approving all such acts of such attorney.

               IN WITNESS WHEREOF,  the  undersigned  has
     executed  this instrument this
         30   day of      October     1992.

                     /s/ Orla Bather
      /s/ John Meisenbach
               Witness
Signature



                                                          John
Meisenbach
                                                            Name




                                     (102)

                         TIlE ELITE GROUP

                        POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of the Elite Group hereby appoints Richard S. McCormick his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-lA for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments) , and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents arid purposes as the undersigned might or could do, the undersigned hereby ratifying arid approving all such acts of such attorney.

               IN WITNESS WHEREOF,  the  undersigned  has
     executed  this instrument this
         18    day of      September     1990.


            /s/ John M.Parker                             /s/
      Morgan J. O'Brien                         Witness
      Signature





                                                    Morgan J.
O'Brien
                                      Name




                                     (103)

                         TIlE ELITE GROUP

                        POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of the Elite Group hereby appoints Richard S. McCormick his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-lA for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments) , and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents arid purposes as the undersigned might or could do, the undersigned hereby ratifying arid approving all such acts of such attorney.

               IN WITNESS WHEREOF,  the  undersigned  has
     executed  this instrument this
         18    day of      September     1990.



              /s/ Jack R. Policar                     /s/ John M.
Parker
              Witness                                 Signature





                                                            John
M Parker
                                                            Name




                                     (104)

                         TIlE ELITE GROUP

                        POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS that the undersigned officer and/or trustee of the Elite Group hereby appoints Richard S. McCormick his true and lawful attorney to execute in his name, place and stead and on his behalf a registration statement on Form N-lA for the registration, pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, of said Trust's shares of beneficial interest, and any and all amendments to said Registration Statement (including post-effective amendments) , and all instruments necessary or incidental in connection therewith and to file the same with the U.S. Securities and Exchange Commission. Said attorney shall have full power and authority to do and perform in the name and on behalf of the undersigned every act whatsoever requisite or desirable to be done in the premises, as fully and to all intents arid purposes as the undersigned might or could do, the undersigned hereby ratifying arid approving all such acts of such attorney.

               IN WITNESS WHEREOF,  the  undersigned  has
     executed  this instrument this
         18    day of      September     1990.



            /s/ John M. Parker                              /s/
Jack R. Policar
            Witness
Signature





                                                      Jack R.
Policar
                                                      Name




                                     (105)